UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2010

CenturyLink, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 CenturyLink Drive

Monroe, Louisiana  71203

(Address of principal executive offices) (Zip Code)

(318) 388-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Retention Grants to Our Named Executive Officers Contingent upon Closing of the Qwest Merger.

On August 23, 2010, the Compensation Committee of the Board of Directors of CenturyLink, Inc. (the “Company”) made certain deferred cash and equity grants to our Chief Executive Officer, our Chief Financial Officer, and certain other executive officers for whom we reported compensation information in our most recent proxy statement (our “Named Executive Officers”).  These grants, which are described in greater detail below, were made pursuant to a retention program that we established in connection with our merger agreement with Qwest Communications International Inc. (“Qwest”) dated April 21, 2010 (the “Merger Agreement”).  The Compensation Committee and its advisor developed these grants to provide the Named Executive Officers with adequate incentives to remain employed with us through the completion of the merger contemplated under the Merger Agreement (the “Merger”) and for the critical period thereafter during which we will begin to integrate Qwest into our operations.

One-quarter of the value of each grant to the Named Executive Officers consists of a deferred cash award with the remainder payable in shares of restricted stock, except for the grant to our Chief Executive Officer, who received 100% of his award in the form of restricted stock.  The amounts granted to each Named Executive Officer, rounded to the nearest whole dollar, are as follows:

Name	Number of Shares of Restricted Stock*	Deferred Cash Award	Total Award Value*
Glen F. Post, III	127,317	$0	$4,593,597
Karen A. Puckett	38,296	460,603	1,842,323
R. Stewart Ewing, Jr.	34,541	415,431	1,661,670
David D. Cole	22,400	269,423	1,077,615
Stacey W. Goff	21,844	262,753	1,050,885
* Based on the volume-weighted average closing price of our common stock prior to the grant date (the “Average Weighted Price”).

Each Named Executive Officer receiving a deferred cash award will be entitled to receive one-half of his or her cash payment on the date of the closing of the Merger (the “Closing Date”), and the other half on the first anniversary of the Closing Date, provided he or she continues to be employed with us on the relevant payment date.  If the Merger is not consummated under the terms of the Merger Agreement, which requires the Closing Date to occur on or before April 21, 2011 (subject to certain potential extensions), the cash portion of each Named Executive Officer’s award will be forfeited.

Each Named Executive Officer’s restricted stock award was made under the Amended and Restated CenturyLink 2005 Management Incentive Compensation Plan (the “Plan”).  The grant price for each award of restricted stock was based on the Average Weighted Price of $36.08 per share.  For each Named Executive Officer, these shares of restricted stock will vest in three equal installments on the first, second, and third anniversaries of the Closing Date.  As with the cash portion of the award, all shares of restricted stock will be forfeited if the Merger is not consummated.

These shares may also vest upon certain terminations of employment or a change of control of the Company, to be described in greater detail in the form of award agreement that the Company intends to file as an exhibit to its Form 10-Q for the period ended September 30, 2010.  In addition, these grants of restricted stock are subject to the terms of the Plan, which is included as an exhibit hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           An exhibit to this current report on Form 8-K is listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURYLINK, INC.

By: /s/ Neil A. Sweasy
Neil A. Sweasy
Dated: August 27, 2010	Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description
99	Amended and Restated CenturyLink 2005 Management Incentive Compensation Plan (filed as Exhibit 10.2(g) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009)